Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Cardiome Pharma Corp.
We consent to the inclusion in this annual report on Form 40-F of:
•	our Report of Independent Registered Public Accounting Firm dated March 11, 2011 on the consolidated balance sheets of Cardiome Pharma Corp. (the “Company”) as at December 31, 2010 and 2009, and the consolidated statements of operations and comprehensive income (loss), stockholders’ equity and cash flows for each of the years in the two year period ended December 31, 2010,

•	our Report of Independent Registered Public Accounting Firm dated March 11, 2011 on the Company’s internal control over financial reporting as of December 31, 2010, each of which is incorporated by reference in this annual report on Form 40-F of the Company for the fiscal year ended December 31, 2010.
We also consent to the incorporation by reference of the above referenced audit reports in the Company’s Registration Statement (No. 333-171219) on Form F-10.
/s/ KPMG LLP

Chartered Accountants
Vancouver, Canada
March 11, 2011